EXHIBIT 99.1

MKS Instruments Reports Second Quarter 2022 Financial Results

•	Record revenue of $765 million, up 3% sequentially and above high-end of guidance

•	Record Semiconductor Market revenue of $515 million, up 6% sequentially and 19% year-over-year

•	Non-GAAP net earnings per diluted share of $2.59, above high-end of guidance, and GAAP net income per diluted share of $2.32

Andover, MA, July 27, 2022 — MKS Instruments, Inc. (NASDAQ: MKSI), a global provider of technologies that enable advanced processes and improve productivity, today reported second quarter 2022 financial results.

“We delivered an excellent quarter of record revenue and strong profitability, exceeding the high-end of our expectations despite continued supply chain and inflationary challenges,” said John T.C. Lee, President and Chief Executive Officer. “Revenue from our Semiconductor Market reached another record, driven by robust demand across our Vacuum Solutions and Photonics Solutions divisions. MKS’ broad portfolio provides the fundamental building blocks for semiconductor manufacturing, and we are uniquely positioned to capitalize on the long-term secular trends in this industry.”

Mr. Lee added, “Revenue from our Advanced Electronics Market was consistent with our expectations, as spending in the Flexible PCB industry remained muted. Revenue from our Specialty Industrial Market remained steady, also consistent with our expectations.

“We continue to work constructively with China’s State Administration for Market Regulation on our pending acquisition of Atotech Limited. We look forward to the closing, which will represent a transformational step in our strategy of becoming a foundational solutions provider in Advanced Electronics, while also strengthening our Specialty Industrial Market with an attractive General Metal Finishing portfolio.”

“We are pleased with our Non-GAAP gross and operating margin performance, which exceeded our expectations,” said Seth H. Bagshaw, Senior Vice President and Chief Financial Officer. “This is a testament to our culture of operational excellence, our ability to manage costs, and our exciting returns-based organic investment strategy across a number of opportunities.”

Mr. Bagshaw added, “Our balance sheet is in a strong position, and after the close of the pending acquisition of Atotech, we expect the cash generation of the combined company to be robust, underpinning our strategy for long-term value creation.”

Third Quarter 2022 Outlook

Based on current business levels and certain supply chain constraints and excluding any contribution from Atotech Limited (“Atotech”), the Company expects revenue in the third quarter of 2022 of $770 million, plus or minus $30 million. At these volumes, the Company expects Non-GAAP net earnings per diluted share of $2.66, plus or minus $0.25.

Conference Call Details

A conference call with management will be held on Thursday, July 28, 2022 at 8:30 a.m. (Eastern Time). To participate in the call by phone, participants should visit the Investor Relations section of MKS’ website at www.mks.com and click on Calendar of Events, where you will be able to register online and receive dial in details. We encourage participants to register and dial in to the conference call at least 15 minutes before the start of the call to ensure a timely connection. A live and archived webcast and related presentation materials will be available on MKS’ website.

About MKS Instruments

MKS Instruments, Inc. is a global provider of instruments, systems, subsystems and process control solutions that measure, monitor, deliver, analyze, power and control critical parameters of advanced manufacturing processes to improve process performance and productivity for our customers. Our products are derived from our core competencies in pressure measurement and control, flow measurement and control, gas and vapor delivery, gas composition analysis, electronic control technology, reactive gas generation and delivery, power generation and delivery, vacuum technology, temperature sensing, lasers, photonics, optics, precision motion control, vibration control and laser-based manufacturing systems solutions. We also provide services relating to the maintenance and repair of our products, installation services and training. We primarily serve the semiconductor, advanced electronics and specialty industrial markets. Additional information can be found at www.mks.com.

Use of Non-GAAP Financial Results

This press release includes financial measures that are not in accordance with U.S. generally accepted accounting principles (“Non-GAAP financial measures”). These Non-GAAP financial measures should be viewed in addition to, and not as a substitute for, MKS’ reported GAAP results, and may be different from Non-GAAP financial measures used by other companies. In addition, these Non-GAAP financial measures are not based on any comprehensive set of accounting rules or principles. MKS management believes the presentation of these Non-GAAP financial measures is useful to investors for comparing prior periods and analyzing ongoing business trends and operating results.

MKS is not providing a quantitative reconciliation of forward-looking Non-GAAP gross margin, operating expenses, interest expense, net, tax rate, net earnings and net earnings per diluted share to the most directly comparable GAAP financial measures because it is unable to estimate with reasonable certainty the ultimate timing or amount of certain significant items without unreasonable efforts. These items include, but are not limited to, acquisition and integration costs, acquisition inventory step-up, amortization of intangible assets, restructuring and other expense, asset impairment, debt issuance costs and the income tax effect of these items. These items are uncertain, depend on various factors, including, but not limited to, our pending acquisition of Atotech and could have a material impact on GAAP reported results for the relevant period.

For further information regarding these Non-GAAP financial measures, please refer to the tables presenting reconciliations of our Non-GAAP results to our GAAP results and the “Notes on Our Non-GAAP Financial Information” at the end of this press release.

Selected GAAP and Non-GAAP Financial Measures

(In millions, except per share data)

	Q2 2022	Q1 2022	Q2 2021
Net Revenues
Semiconductor	$515	$488	$431
Advanced Electronics	77	82	137
Specialty Industrial	173	172	182

Total net revenues	$765	$742	$750
GAAP Financial Measures
Operating margin	21.5%	23.1%	24.8%
Net income	$130	$143	$146
Diluted EPS	$2.32	$2.57	$2.63
Non-GAAP Financial Measures
Operating margin	24.1%	25.6%	27.7%
Net earnings	$145	$151	$168
Diluted EPS	$2.59	$2.71	$3.02

Second Quarter 2022 Financial Results

Net revenues in the second quarter of 2022 were $765 million, a sequential increase of 3% from $742 million in the first quarter of 2022, and a year-over-year increase of 2% from $750 million in the second quarter of 2021. Net revenues in the Semiconductor Market were $515 million in the second quarter of 2022, a sequential increase of 6% and year-over-year increase of 19%. Net revenues in the Advanced Electronics Market were $77 million in the second quarter of 2022, a sequential decrease of 6% and year-over-year decrease of 44%, with the decreases driven by softer industry demand for Flexible PCB via drilling equipment. Net revenues in the Specialty Industrial Market were $173 million in the second quarter of 2022, a sequential increase of 1% and year-over-year decrease of 5%.

Net income in the second quarter of 2022 was $130 million, or $2.32 per diluted share, compared to net income of $143 million, or $2.57 per diluted share, in the first quarter of 2022, and $146 million, or $2.63 per diluted share, in the second quarter of 2021.

Non-GAAP net earnings were $145 million, or $2.59 per diluted share, in the second quarter of 2022, compared to $151 million, or $2.71 per diluted share, in the first quarter of 2022, and $168 million, or $3.02 per diluted share, in the second quarter of 2021.

Additional Financial Information

At June 30, 2022, the Company had $1.1 billion in cash and short-term investments, $820 million of secured term loan principal outstanding and $100 million of incremental borrowing capacity under an asset-based line of credit, subject to certain borrowing base requirements. During the second quarter of 2022, the Company paid a cash dividend of $12 million or $0.22 per diluted share.

SAFE HARBOR FOR FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 regarding the future financial performance, business prospects and growth of MKS Instruments, Inc. (“MKS” or the “Company”). These statements are only predictions based on current assumptions and expectations. Any statements that are not statements of historical fact (including statements containing the words “will,” “projects,” “intends,” “believes,” “plans,” “anticipates,” “expects,” “estimates,” “forecasts,” “continues” and similar expressions) should be considered to be forward-looking statements. Actual events or results may differ materially from those in the forward-looking statements set forth herein. Among the important factors that could cause actual events to differ materially from those in the forward-looking statements are manufacturing and sourcing risks, including the impact and duration of supply chain disruptions, component shortages and price increases, and changes in global demand and the impact of the COVID-19 pandemic with respect to such disruptions, shortages and price increases, the ability of MKS to complete its acquisition of Atotech, the terms of MKS’ existing term loan, the terms and availability of financing for the Atotech acquisition, the substantial indebtedness MKS expects to incur in connection with the Atotech acquisition and the need to generate sufficient cash flows to service and repay such debt, MKS’ entry into Atotech’s chemicals technology business, in which MKS does not have experience and which may expose it to significant additional liabilities, the risk of litigation relating to the Atotech acquisition, the risk that disruption from the Atotech acquisition materially and adversely affects the respective businesses and operations of MKS and Atotech, the ability of MKS to realize the anticipated synergies, cost savings and other benefits of the Atotech acquisition, competition from larger or more established companies in MKS’ and Atotech’s respective markets, the ability of MKS to successfully grow its business and the businesses of Atotech, Photon Control Inc. (“Photon Control”), which it acquired in July 2021, and Electro Scientific Industries, Inc., which it acquired in February 2019, potential adverse reactions or changes to business relationships resulting from the pendency or completion of the Atotech acquisition, conditions affecting the markets in which MKS and Atotech operate, including the fluctuations in capital spending in the semiconductor industry and other advanced manufacturing markets, and fluctuations in sales to MKS’ and Atotech’s major customers, the ability to anticipate and meet customer demand, the challenges, risks and costs involved with integrating the operations of the companies we have acquired, potential fluctuations in quarterly results, dependence on new product development, rapid technological and market change, acquisition strategy, volatility of stock price, international operations, financial risk management, and the other factors described in MKS’ Annual Report on Form 10-K for the year ended December 31, 2021 and any subsequent Quarterly Reports on Form 10-Q, as filed with the SEC. Additional risk factors may be identified from time to time in MKS’ future filings with the SEC. MKS is under no obligation to, and expressly disclaims any obligation to, update or alter these forward-looking statements, whether as a result of new information, future events or otherwise after the date of this press release.

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Company Contact:

David Ryzhik

Vice President, Investor Relations

Telephone: (978) 557-5180

Email: david.ryzhik@mksinst.com

MKS Instruments, Inc.

Unaudited Consolidated Statements of Operations

(In millions, except per share data)

	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2022	2022	2021	2022	2021
Net revenues:
Products	$664	$648	$657	$1,312	$1,262
Services	101	94	93	195	182

Total net revenues	765	742	750	1,507	1,444
Cost of revenues:
Products	377	360	345	737	667
Services	50	48	50	98	100

Total cost of revenues	427	408	395	835	767
Gross profit	338	334	355	672	677
Research and development	53	52	50	105	97
Selling, general and administrative	101	92	97	193	193
Acquisition and integration costs	2	8	6	10	12
Restructuring and other	3	2	3	5	8
Amortization of intangible assets	15	15	13	30	25
Gain on sale of long-lived assets	—	(7)	—	(7)	—

Income from operations	164	172	186	336	342
Interest income	1	—	—	1	—
Interest expense	7	6	6	13	12
Other expense (income), net	2	(5)	8	(3)	9

Income before income taxes	156	171	172	327	321
Provision for income taxes	26	28	26	54	52

Net income	$130	$143	$146	$273	$269

Net income per share:
Basic	$2.33	$2.58	$2.64	$4.90	$4.86
Diluted	$2.32	$2.57	$2.63	$4.89	$4.83
Cash dividend per common share	$0.22	$0.22	$0.22	$0.44	$0.42
Weighted average shares outstanding:
Basic	55.7	55.6	55.4	55.6	55.3
Diluted	55.8	55.8	55.7	55.8	55.6

MKS Instruments, Inc.

Unaudited Consolidated Balance Sheet

(In millions)

	June 30,	December 31,
	2022	2021
ASSETS
Cash and cash equivalents	$1,065	$966
Short-term investments	2	76
Trade accounts receivable, net	481	443
Inventories	689	577
Other current assets	112	85

Total current assets	2,349	2,147
Property, plant and equipment, net	377	326
Right-of-use assets	170	184
Goodwill	1,220	1,228
Intangible assets, net	544	576
Other assets	89	79

Total assets	$4,749	$4,540

LIABILITIES AND STOCKHOLDERS’ EQUITY
Short-term debt	$11	$9
Accounts payable	181	168
Accrued compensation	84	132
Income taxes payable	31	25
Lease liabilities	18	18
Deferred revenue and customer advances	51	37
Other current liabilities	81	71

Total current liabilities	457	460
Long-term debt, net	804	808
Non-current deferred taxes	101	99
Non-current accrued compensation	46	49
Non-current lease liabilities	180	193
Other liabilities	32	44

Total liabilities	1,620	1,653

Stockholders’ equity:
Common stock	—	—
Additional paid-in capital	923	907
Retained earnings	2,240	1,991
Accumulated other comprehensive loss	(34)	(11)

Total stockholders’ equity	3,129	2,887

Total liabilities and stockholders’ equity	$4,749	$4,540

MKS Instruments, Inc.

Unaudited Consolidated Statements of Cash Flows

(In millions)

	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2022	2022	2021	2022	2021
Cash flows from operating activities:
Net income	$130	$143	$146	$273	$269
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	28	28	25	56	49
Unrealized loss on derivatives not designated as hedging instruments	4	3	7	7	7
Gain on sale of long-lived assets	—	(7)	—	(7)	—
Stock-based compensation	13	8	9	21	19
Provision for excess and obsolete inventory	3	4	4	7	9
Deferred income taxes	—	(2)	—	(2)	10
Other	2	—	1	2	—
Changes in operating assets and liabilities	(75)	(136)	(27)	(211)	(71)

Net cash provided by operating activities	105	41	165	146	292

Cash flows from investing activities:
Purchases of investments	(1)	—	(211)	(1)	(397)
Maturities of investments	41	35	109	76	205
Sales of investments	—	—	27	—	135
Proceeds from sale of long-lived assets	—	7	—	7	—
Purchases of property, plant and equipment	(64)	(19)	(16)	(83)	(43)

Net cash (used in) provided by investing activities	(24)	23	(91)	(1)	(100)

Cash flows from financing activities:
Proceeds from borrowings	3	3	—	6	1
Payments of borrowings	(6)	(2)	(3)	(8)	(11)
Dividend payments	(12)	(12)	(12)	(24)	(23)
Net proceeds (payments) related to employee stock awards	1	(6)	(2)	(5)	(8)

Net cash used in financing activities	(14)	(17)	(17)	(31)	(41)

Effect of exchange rate changes on cash and cash equivalents	(13)	(2)	(2)	(15)	(4)

Increase in cash and cash equivalents	54	45	55	99	147
Cash and cash equivalents at beginning of period	1,011	966	700	966	608

Cash and cash equivalents at end of period	$1,065	$1,011	$755	$1,065	$755

The following supplemental Non-GAAP earnings information is presented to aid in understanding MKS’ operating results:

MKS Instruments, Inc.

Schedule Reconciling Selected Non-GAAP Financial Measures

(In millions, except per share data)

	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2022	2022	2021	2022	2021
Net income	$130	$143	$146	$273	$269
Acquisition and integration costs (Note 1)	2	8	6	10	12
Restructuring and other (Note 2)	3	2	3	5	8
Amortization of intangible assets	15	15	13	30	25
Gain on sale of long-lived assets (Note 3)	—	(7)	—	(7)	—
Currency hedge (gain) loss (Note 4)	—	(5)	8	(5)	8
Windfall tax benefit on stock-based compensation (Note 5)	—	(1)	(3)	(1)	(4)
Withholding tax related to Brexit (Note 6)	—	—	—	—	3
Tax effect of Non-GAAP adjustments (Note 7)	(5)	(4)	(5)	(9)	(11)

Non-GAAP net earnings	$145	$151	$168	$296	$310

Non-GAAP net earnings per diluted share	$2.59	$2.71	$3.02	$5.31	$5.58

Weighted average diluted shares outstanding	55.8	55.8	55.7	55.8	55.6

Net cash provided by operating activities	$105	$41	$165	$146	$292
Purchases of property, plant and equipment	(64)	(19)	(16)	(83)	(43)

Free cash flow	$41	$22	$149	$63	$249

MKS Instruments, Inc.

Schedule Reconciling Selected Non-GAAP Financial Measures

(In millions)

	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2022	2022	2021	2022	2021
GAAP and Non-GAAP gross margin	44.2%	45.0%	47.4%	44.6%	46.9%

Operating expenses	$174	$162	$169	$336	$335
Acquisition and integration costs (Note 1)	2	8	6	10	12
Restructuring and other (Note 2)	3	2	3	5	8
Gain on sale of long-lived assets (Note 3)	—	(7)	—	(7)	—
Amortization of intangible assets	15	15	13	30	25

Non-GAAP operating expenses	$154	$144	$147	$298	$290

Income from operations	$164	$172	$186	$336	$342
Acquisition and integration costs (Note 1)	2	8	6	10	12
Restructuring and other (Note 2)	3	2	3	5	8
Gain on sale of long-lived assets (Note 3)	—	(7)	—	(7)	—
Amortization of intangible assets	15	15	13	30	25

Non-GAAP income from operations	$184	$190	$208	$374	$387

Non-GAAP operating margin	24.1%	25.6%	27.7%	24.8%	26.8%

GAAP and Non-GAAP interest expense, net	$6	$6	$6	$12	$12

Net income	$130	$143	$146	$273	$269
Interest expense, net	6	6	6	12	12
Provision for income taxes	26	28	26	54	52
Depreciation	13	13	12	26	23
Amortization of intangible assets	15	15	13	30	25

EBITDA	$190	$205	$203	$395	$381

Stock-based compensation	13	8	9	21	19
Acquisition and integration costs (Note 1)	2	8	6	10	12
Restructuring and other (Note 2)	3	2	3	5	8
Gain on sale of long-lived assets (Note 3)	—	(7)	—	(7)	—
Currency hedge (gain) loss (Note 4)	—	(5)	8	(5)	8

Adjusted EBITDA	$208	$211	$229	$419	$428

Adjusted EBITDA margin	27.2%	28.4%	30.6%	27.8%	29.6%

MKS Instruments, Inc.

Reconciliation of GAAP Income Tax Rate to Non-GAAP Income Tax Rate

(In millions)

	Three Months Ended June 30, 2022			Three Months Ended March 31, 2022
	Income Before	Provision	Effective	Income Before	Provision	Effective
	Income Taxes	for Income Taxes	Tax Rate	Income Taxes	for Income Taxes	Tax Rate
GAAP	$156	$26	17.0%	$171	$28	16.3%
Acquisition and integration costs (Note 1)	2	—		8	—
Restructuring and other (Note 2)	3	—		2	—
Amortization of intangible assets	15	—		15	—
Gain on sale of long-lived assets (Note 3)	—	—		(7)	—
Currency hedge gain (Note 4)	—	—		(5)	—
Windfall tax benefit on stock-based compensation (Note 5)	—	—		—	1
Tax effect of Non-GAAP adjustments (Note 7)	—	5		—	4

Non-GAAP	$176	$31	18.0%	$184	$33	17.8%

	Three Months Ended June 30, 2021
	Income Before	Provision	Effective
	Income Taxes	for Income Taxes	Tax Rate
GAAP	$172	$26	15.1%
Acquisition and integration costs (Note 1)	6	—
Restructuring and other (Note 2)	3	—
Amortization of intangible assets	13	—
Currency hedge loss (Note 4)	8	—
Windfall tax benefit on stock-based compensation (Note 5)	—	3
Tax effect of Non-GAAP adjustments (Note 7)	—	5

Non-GAAP	$202	$34	17.0%

	Six Months Ended June 30, 2022			Six Months Ended June 30, 2021
	Income Before	Provision	Effective	Income Before	Provision (benefit)	Effective
	Income Taxes	for Income Taxes	Tax Rate	Income Taxes	for Income Taxes	Tax Rate
GAAP	$327	$54	16.6%	$321	$52	16.2%
Adjustments:
Acquisition and integration costs (Note 1)	10	—		12	—
Restructuring and other (Note 2)	5	—		8	—
Amortization of intangible assets	30	—		25	—
Gain on sale of long-lived assets (Note 3)	(7)	—		—	—
Currency hedge (gain) loss (Note 4)	(5)	—		8	—
Windfall tax benefit on stock-based compensation (Note 5)	—	1		—	4
Withholding tax related to Brexit (Note 6)	—	—		—	(3)
Tax effect of Non-GAAP adjustments (Note 7)	—	9		—	11

Non-GAAP	$360	$64	18.0%	$374	$64	17.0%

MKS Instruments, Inc.

Notes on Our Non-GAAP Financial Information

Non-GAAP financial measures adjust GAAP financial measures for the items listed below. These Non-GAAP financial measures should be viewed in addition to, and not as a substitute for, MKS’ reported GAAP results, and may be different from Non-GAAP financial measures used by other companies. In addition, these Non-GAAP financial measures are not based on any comprehensive set of accounting rules or principles. MKS management believes the presentation of these Non-GAAP financial measures is useful to investors for comparing prior periods and analyzing ongoing business trends and operating results.

Note 1: Acquisition and integration costs during the three and six months ended June 30, 2022 and the three months ended March 31, 2022 primarily related to our pending acquisition of Atotech announced on July 1, 2021. Acquisition and integration costs during the three and six months ended June 30, 2021 primarily related to our acquisition of Photon Control, our pending acquisition of Atotech and a proposed acquisition that was not consummated.

Note 2: Restructuring and other costs during the three and six months ended June 30, 2022 primarily related to severance costs due to a global cost-saving initiative and the closure of two facilities in Europe. Restructuring and other costs during the three months ended March 31, 2022 primarily related to the closure of a facility in Europe. Restructuring and other costs during the three and six months ended June 30, 2021 primarily related to duplicate facility costs attributed to entering into new facility leases, severance costs due to a global cost-saving initiative, costs related to the pending closure of a facility in Europe and movement of certain products to low-cost regions.

Note 3: We recorded a gain on the sale of a minority interest investment in a private company.

Note 4: We realized a gain in the three months ended March 31, 2022 and the six months ended June 30, 2022 from a euro currency contract used to hedge our financing in connection with the pending acquisition of Atotech. The contract expired on January 31, 2022. We recorded a fair-value loss in the three and six months ended June 30, 2021 from Canadian dollar contracts used to hedge the funding of our acquisition of Photon Control.

Note 5: We recorded windfall tax benefits on the vesting of stock-based compensation.

Note 6: We recorded additional withholding taxes on intercompany undistributed earnings following the United Kingdom’s withdrawal from the European Union.

Note 7: Non-GAAP adjustments are tax effected at applicable statutory rates resulting in a difference between the GAAP and Non-GAAP tax rates.